Exhibit 10.1

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (the “Agreement”) is made and entered into as of March 15, 2017 between JAKKS Pacific, Inc., a Delaware corporation (the “Company”), and Hongkong Meisheng Culture Company Ltd., a company incorporated in Hong Kong (the “Investor”).

RECITALS:

A.	The Investor desires to invest to US Dollars (“USD”) 19,311,200.00 (the “Investment Amount”) in the Company’s Common Stock, par value $.001 per share (“Common Stock”), at a per share purchase price equal to USD 5.275.

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1. Purchase and Sale.

(A) Subscription. Upon the terms and subject to the conditions set forth herein, the Investor hereby subscribes for and agrees to purchase, and the Company does hereby agree to sell to the Investor and deliver to the Investor 3,660,891 shares (the “Shares”) of the Company’s Common Stock for a per share purchase price equal to USD 5.275 resulting in a total purchase price of USD 19,311,200.00 (the “Purchase Price”.)

(B) Closing and Payment. The closing of the purchase and sale of the Shares (“Closing”) is subject to the following conditions (the “Investor Closing Conditions”): the approval of the execution and delivery of this Agreement, the Registration Rights Agreement and the consummation of transactions contemplated hereby (including the appointment of the Investor’s nominee Mr. Xiaoqiang Zhao (the “Nominee”) as a member of the Board of Directors of the Company (the “Board”), provided the Director Background Condition (as hereafter defined) is satisfied) by the shareholders of Meisheng Culture & Creative Corp., Ltd., the parent company of the Investor (the “Investor Shareholder Approval”). The Investor will give prompt notice to the Company of the satisfaction of the Investor Closing Conditions. The Closing will occur within three (3) business days after the date on which the Investor Closing Conditions and the Director Background Condition are satisfied (the “Closing Date”) and on the Closing Date the Investor will deliver the Purchase Price in USD to the Company by wire transfer to the account designated by the Company.

(C) Share Certificates. Promptly after delivery of the Purchase Price the Company (but in any event within one (1) business days thereafter) will instruct its transfer agent to issue certificates to the Investor representing the Shares. The certificates representing the Shares shall have been duly signed and have endorsed thereon a legend in substantially the following form: “The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”.) They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective Registration Statement for the Shares under the Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required.”

(D) Registration Rights Agreement. Concurrently with the Closing, the Investor and the Company shall execute a Registration Rights Agreement in the form annexed (the “Registration Rights Agreement”.)

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2. Representations and Warranties of the Investor. The Investor represents and warrants as follows:

(A) Federal Securities Laws Matters. The Investor acknowledges that (i) the Shares have not been registered under the Securities Act of 1933 (the “Securities Act”); (ii) the Shares must be held indefinitely and the Investor must continue to bear the economic risk of the investment therein, unless such Shares are subsequently registered under the Securities Act, or an exemption from such registration (including Rule 144 promulgated under the Securities Act, “Rule 144”) is available; (iii) a restrictive legend shall be placed on the certificate(s) representing the Shares as set forth above; and (v) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer.

(B)  Investor Status. (i) The Investor is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act and (ii) (A) the Investor's financial situation is such that the Investor can afford to bear the economic risk of investing in the Company for an indefinite period of time, (B) the Investor can afford to suffer complete loss of its investment in the Shares, (C) the Investor's knowledge and experience in financial and business matters are such that the Investor is capable of evaluating the merits and risks of the Investor's investment in the Shares, and (D) the Investor understands and has taken cognizance of all the risk factors related to the purchase of the Shares.

(C) Due Execution and Delivery. The Investor has duly executed and delivered this Agreement and has executed, or will execute, the Registration Rights Agreement; this Agreement and, when executed, the Registration Rights Agreement, constitute legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms; and, other than (i) the Investor Shareholder Approval, (ii) any filing and/or disclosure may be required by the China Securities Regulatory Commission and the stock exchange on which shares of the parent company of the Investor are listed (the “Securities Filing”) and (iii) filing with relevant Chinese authorities in respect of overseas investment by a Chinese person (the “Overseas Investment Filing”), no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement or the Registration Rights Agreement, or the performance of the Investor's obligations hereunder or thereunder.

(D) Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement Investor hereby confirms, that the Shares to be purchased by Investor will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents and warrants that the Investor does not have any contract, undertaking, agreement or arrangement with any Person (as hereafter defined) or any other third party to sell, transfer, pledge or grant participations to such Person to any other third party, with respect to any of the Shares.

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(E) Certain Transactions. The Investor has not, during the seven (7) days prior to the date of this Agreement, directly or indirectly traded in the Common Stock or established any hedge or other position in the Common Stock or any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock, that is outstanding on the date of this Agreement and that is designed to or could reasonably be expected to lead to or result in a direct or indirect sale, offer to sell, solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Common Stock or other securities of the Company by the Investor or any other Person. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

(F) Acknowledgment Regarding Investor’s Purchase of Shares. The Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby and as of the date hereof, (i) the Investor is not an “affiliate” of the Company (as defined in Rule 144), and (ii) the Investor is not a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). Neither the Investor nor any of its affiliates (as such term is defined below) own any Common Stock or other securities of the Company except for: 1,578,647 shares of Common Stock.

(G) Further Representations by Foreign Investors. If the Investor is not a United States person, the Investor hereby represents and warrants that he or she or it has satisfied himself or herself or itself as to the full observance of the laws of his or her or its jurisdiction in connection with any commitment, understanding or agreement to purchase the Shares, including (a) the legal requirements within his jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, and (c) any governmental or other consents that may need to be obtained (other than (i) the Investor Shareholder Approval, (ii) the Securities Filing, and (iii) the Overseas Investment Filing). The Investor’s purchase and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of his or her or its jurisdiction. No governmental authority or affiliate of any governmental authority has any direct or indirect ownership or other beneficial interest in Investor or will have any direct or indirect ownership or other beneficial interest in the Shares.

3. Representations and Warranties of the Company. The Company represents and warrants as follows:

(A) Organization Form. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports (as defined below).

(B) Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to carry out the transactions contemplated hereby, including all requisite power and authority to issue the Shares. The Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable and free and clear of any mortgage, pledge, security interest, encumbrance, deposit agreement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement). The holders of outstanding shares of Common Stock are not entitled to statutory, preemptive or other similar contractual rights to subscribe for shares of Common Stock; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities of the Company or equity interests in the Company are outstanding except as described in the Company’s SEC Reports. The term “SEC Reports” means all documents and other materials including the exhibits thereto and documents incorporated by reference therein, filed by the Company or on its behalf under the Exchange Act.

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(C) Actions Authorized. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(D) Due Execution and Delivery. The Company has duly executed and delivered this Agreement and the Company has executed, or will execute, and the Registration Rights Agreement; this Agreement constitutes a legal, valid and binding obligation of the Company and, when executed, the Registration Rights Agreement will constitute legal, valid and binding obligations of the Company, each enforceable in accordance with their respective terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Company in connection with the execution and delivery of this Agreement, or by the Company, other than the receipt by the Board of a satisfactory background check regarding the Nominee (the “Director Background Condition”), and filing by the Company of 15 days’ prior notice to the NASDAQ Stock Market of the issuance of the Shares, in connection with the execution and delivery of the Registration Rights Agreement or the performance of the Company's obligations hereunder or thereunder. The Company will give prompt notice to Investor when the Director Background Check is satisfied.

(E) No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will conflict with the (i) certificate of incorporation or by-laws of the Company, (ii) any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation applicable to the Company or its subsidiaries or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or (iii) result in any breach of, or constitute a default under any contract, agreement or instrument to which the Company is a party or by which it or any of its assets is bound, except in the case of clauses (ii) and (iii) for such conflict, breach, violation or default that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, management, consolidated financial position, stockholders’ equity or prospects of the Company and its subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated by this Agreement on a timely basis (a “Material Adverse Effect”).

(F) NASDAQ Stock Market Compliance. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the United States Securities and Exchange Act of 1934 (the “Exchange Act”) and is listed or quoted on the NASDAQ Global Select Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Principal Market, nor has the Company received any notification that the United States Securities and Exchange Commission (the “SEC”) or the Principal Market is contemplating terminating such registration or listing.

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(G) SEC Reports. The Company has filed in a timely manner all SEC Reports that the Company was required to file under the Exchange Act during the 36 months preceding the date of this Agreement.

(H) Compliance with Law. The Company and its subsidiaries and all of their respective properties and facilities are in compliance in all material respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, except, in any case, where failure to comply could not reasonably be expected to have a Material Adverse Effect.

(I) Capitalization. The authorized equity capitalization of the Company is as set forth in the SEC Reports; as of the date of this Agreement, prior to the issuance and sale of the Shares, as contemplated hereby, the issued and outstanding shares of Common Stock is 23,208,535 and 6,258,985 shares of Common Stock are issuable upon conversion of the Company’s 2018 convertible senior notes, 11,725,027 shares of Common Stock are issuable upon conversion of the Company’s 2020 convertible senior notes, and 1,500,000 shares of Common Stock are issuable upon exercise of the Company’s outstanding warrants, 1,011,109 shares of Common Stock are issuable under restricted stock agreements between the Company and certain executives and employees, and no other equity shares are issuable upon conversion, exchange or exercise of outstanding securities, options or other agreements.

(J) Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 2 of this Agreement (i) no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor hereunder, and (ii) the issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Nasdaq Stock Market.

4. Governance.

(A) On the Closing Date, the size of the Board shall be increased from six (6) members to seven (7) members and the vacancy created by the increase in the size of the Board shall be filled by the Nominee. The parties agree that the Nominee is entitled to bring an interpreter for all board meetings that he is attending, provided that the interpreter executes a confidentiality agreement required by the Board and does not interfere with the conduct of the meeting and provided that the interpreter’s presence at the meeting does not impair the attorney client privilege with respect to communications made by the Company’s attorney to the Board. As long as the Investor and its affiliates hold 10% or more of the issued and outstanding shares of Common Stock of the Company, the Investor shall have the right from time to time to designate a nominee (who shall be Mr. Xiaoqiang Zhao) for election to the Board.

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(B) As long as the Investor and its affiliates hold 10% or more of the issued and outstanding shares of Common Stock of the Company, the Company shall cause the Board to (x) name the Nominee as a nominee for election as a director of the Company at each annual meeting of its shareholders (an “Annual Meeting”) in its definitive proxy statements to be filed with the Securities and Exchange Commission (the “SEC”) in connection therewith and (y) recommend that the stockholders of the Company vote to elect the Nominee as a director of the Company at each Annual Meeting; and the Company shall use its reasonable best efforts (which shall include the solicitation of proxies) to obtain the election of the Nominee at each Annual Meeting (it being understood that such efforts shall be not less than the efforts used by the Company to obtain the election of any non-employee director nominee nominated by it to serve as a director on the Board at such Annual Meetings), provided that the Nominee in the judgment of the other members of the Board continues to meet the general standards applicable to all directors.

(C) The Board may nominate up to eight (8) individuals (including the Nominee) for election at each Annual Meeting and such additional individuals necessary so that a majority of the members of the Board qualify as independent as such term is defined in the rules of the Principal Market. As long as the Investor and its affiliates hold 10% or more of the issued and outstanding shares of Common Stock of the Company, without the approval of the Investor, the Company shall not increase the size of the Board in excess of eight (8) members, and such additional individuals necessary so that a majority of the members of the Board qualify as independent, and shall not decrease the size of the Board if such decrease would require the resignation of the Nominee.

(D) The Company shall take or cause to be taken all lawful action necessary to ensure at all times that the Company’s certificate of incorporation, bylaws and any other governance documents are not at any time inconsistent with the provisions of this Section 4.

(E) From the date of this Agreement and so long as the Investor is entitled to nominate a director pursuant to this Agreement and the Nominee is actually elected as a director of the Company (such period, the “Cooperation Period”) unless the Nominee is not elected as a result of his resignation or death in which case the Cooperation Period shall continue for the period that the Investor and its affiliates hold 10% or more of the issued and outstanding shares of Common Stock of the Company, the Investor shall cause all Voting Securities (as defined below) that it and its affiliates are entitled to vote at each Annual Meeting (whether held of record or beneficially) to be present for quorum purposes and to be voted in favor of the election of each of the Board's incumbent nominees and the additional nominee(s) referred to in paragraph 4(C) hereof, if any is proposed by the Company, for election as a director.

(F) During the Cooperation Period, without the approval of the Board, the Investor shall not and shall cause its affiliates, associates and Representatives (as such terms are defined below) not to:

i. effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure (collectively, a "Person") to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote any Voting Securities of the Company or consent to any action from any holder of any Voting Securities of the Company or conduct or suggest any binding or nonbinding referendum or resolution or seek to advise, encourage or influence any Person with respect to the voting of or the granting of any consent with respect to any Voting Securities of the Company; provided, however, that the foregoing shall not in any way limit the ability of the Investor, or any of its affiliates, to vote or tender any Voting Securities pursuant to any solicitation by a third party, subject to the provisions of Section 4(F) hereof or any solicitation in respect of voting for election of directors pursuant to this Section 4;

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ii. propose (except for the Nominee) or nominate, or cause or encourage any Person to propose or nominate, any candidates to stand for election to the Board, or seek the removal of any member (except for the Nominee) of the Board;

iii. form, join or otherwise participate in any "partnership, limited partnership, syndicate or other group" (other than any group among some or all of the affiliates of Investor) within the meaning of Section 13(d)(3) of the Exchange Act (as such term is defined below) with respect to the Common Stock, or deposit any shares of Common Stock in a voting trust or similar arrangement, or subject any shares of Common Stock to any voting agreement or pooling arrangement, or grant any proxy with respect to any shares of Common Stock (other than to a designated representative of the Company pursuant to a proxy statement of the Company) or otherwise act in concert with any Person with respect to the Common Stock (other than affiliates of Investor);

iv. otherwise publicly act, alone or in concert with others, to control or seek to control, to seek representation on, or to influence or seek to influence, whether through litigation or otherwise, the management, the Board or the policies of the Company; provided, however, that nothing herein shall prohibit (i) the Investor from complying with legal or regulatory requirements, including, without limitation, the filing of any report or schedule required to be filed with the SEC, or (ii) the Nominee to exercise its rights or discharge its obligations as a director of the Company; provided, further, that the Investor, acting alone, may privately communicate its views to members of the Company's management team or to members of the Board; or

v. otherwise take, or solicit, cause or encourage others to take, any action inconsistent with any of the foregoing.

vi. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 4(F) shall be deemed to in any way restrict or otherwise limit the Nominee from (i) performing his fiduciary duties as a director of the Company, once elected, or (ii) exercising his rights as a director of the Company, once elected.

(G) D&O Insurance. The Company shall procure that the Nominee shall be entitled to indemnification arrangements and director and officer insurance coverage equivalent to such arrangements and insurance coverage applicable to all non-employee directors of the Company or to which all non-employee directors of the Company are entitled to receive.

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(H) Definitions. For purposes of this Agreement:

i. the terms “affiliate” and “associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

ii. the terms “beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act except that a Person shall also be deemed to be the beneficial owner of all shares of Common Stock which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares of Common Stock which such Person or any of such Person’s affiliates or associates has or shares the right to vote or dispose;

iii. the term “Representatives” shall mean, with respect to any Person, such Person's officers, directors, members, general partners, employees, counsel and financial advisors; and

iv.  the term "Voting Securities" shall mean the shares of the Company's Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, the Common Stock or such other securities, whether or not subject to the passage of time or other contingencies.

5. Miscellaneous.

(A) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(B) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; and (iii) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

(C) Disclosure of Transaction. The Company shall issue a press release and file a current report on Form 8-K with the SEC, describing the transactions contemplated by this Agreement, and provide a copy of the proposed press release and Form 8-K to the Investor in advance of issuance or filing, as the case may be, on or before 9:00 a.m., New York City time, on the second business day following entry into this agreement. The parties hereto acknowledge, confirm and agree that each party (or its parent company) shall be entitled, without the prior approval of the other party, to make any press release or other public disclosure with respect to the transactions contemplated hereby as is required by applicable law, regulations and stock exchange rules.

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(D) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after deposit with an internationally recognized courier with written verification of receipt. All communications shall be sent to the Company and to the Investor at the addresses for the Company and the Investor on the counterpart signature page(s) hereto (or at such other addresses as shall be specified by notice given in accordance with this Section.

(E) Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the parties hereto.

(F) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party.

(G) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, United States of America, regardless of the law that might be applied under principles of conflicts of law.

(H) Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

(I) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any counterpart hereof may be executed and delivered by facsimile copies or executed and delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

(J) Section Headings. The section headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

JAKKS Pacific, Inc.

By:

Name:

Address:	2951 28th Street
Santa Monica, CA 90405

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

Hongkong Meisheng Culture Company Ltd.

By:

Name:

Address:

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EXHIBIT

FORM OF REGISTRATION RIGHTS AGREEMENT

(Attached)